As filed with the Securities and Exchange Commission on March 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Satsuma Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	81-3039831
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

(650) 410-3200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2019 Incentive Award Plan,

2019 Employee Stock Purchase Plan

(Full Title of the Plan)

John Kollins

President and Chief Executive Officer

Satsuma Pharmaceuticals, Inc.

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

(650) 410-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Cuneo Miles P. Jennings Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600	Tom O’Neil Chief Financial Officer Satsuma Pharmaceuticals, Inc. 400 Oyster Point Boulevard, Suite 221 South San Francisco, CA 94080 Telephone: (650) 410-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	697,479(3)	$5.83	$4,066,302.57	$443.64
Common Stock, $0.0001 par value per share	174,369(4)	$5.83	$1,016,571.27	$110.91
Total:	871,848	$5.83	$5,082,873.84	$554.55

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2019 Incentive Award Plan (the “2019 Plan”) and the 2019 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s common stock as reported on The Nasdaq Global Market on March 24, 2021, which is $5.83.

(3)	Represents the additional shares of common stock available for future issuance under the 2019 Plan resulting from an annual increase as of January 1, 2021.
(4)	Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2021.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 871,848 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statements of the Registrant on Form S-8 (File No. 333-233808 and 333-237058) is effective: (i) the 2019 Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 697,479 shares of common stock, and (ii) the 2019 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 174,369 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 17, 2019 (File No. 333-233808) and March 10, 2020 (File No. 333-237058) is incorporated by reference herein.

Exhibit Index

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation.	S-1	8-16-19	3.1

4.2	Amended and Restated Bylaws.	S-1	8-16-19	3.5

4.3	Form of Common Stock Certificate.	S-1/A	9-3-19	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of independent registered public accounting firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(a)#	2019 Incentive Award Plan.	S-1/A	9-3-19	10.5(a)

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2019 Incentive Award Plan.	S-1	8-16-19	10.5(b)

99.1(c)#	Form of Restricted Stock Award Grant Notice under the 2019 Incentive Award Plan.	S-1	8-16-19	10.5(c)

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice under the 2019 Incentive Award Plan.	S-1	8-16-19	10.5(d)

99.2#	2019 Employee Stock Purchase Plan.	S-1/A	9-3-19	10.6

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California.

Satsuma Pharmaceuticals, Inc.

Date: March 25, 2021	By:	/s/ John Kollins
John Kollins
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each John Kollins and Tom O’Neil his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Kollins John Kollins	President and Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2021

/s/ Tom O’Neil Tom O’Neil	Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2021

/s/ Heath Lukatch Heath Lukatch	Director	March 25, 2021

/s/ Thomas B. King Thomas B. King	Director	March 25, 2021

/s/ Michael Riebe Michael Riebe	Director	March 25, 2021

/s/ Elisabeth Sandoval Elisabeth Sandoval	Director	March 25, 2021

/s/ Rajeev Shah Rajeev Shah	Director	March 25, 2021

/s/ Thomas Soloway Thomas Soloway	Director	March 25, 2021

/s/ Ken Takanashi Ken Takanashi	Director	March 25, 2021